SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

May 16, 2003

Daisytek International Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25400	75-2421746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 Central Expressway South, Suite 200

Allen, Texas 75013

(Address of Principal Executive Offices, including zip code)

(972) 881-4700

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

On May 16, 2003, Daisytek International Corporation (the “Company”) issued a press release filed herewith as Exhibit 99.1, to announce that the boards of directors for U.K.-based ISA International plc and Daisytek Australia have each appointed a Voluntary Administrator to assume day-to-day management of the respective operations and that the Company has received a £4 million demand from GMAC Commercial Finance plc (“GMAC”) to satisfy certain obligations arising under a guarantee executed by the Company in favor of GMAC. To date, GMAC has not initiated proceedings to collect the guarantee.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired

Not applicable

(b)	Pro forma financial information

Not applicable

(c)	Exhibits

99.1    Press Release dated May 16, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAISYTEK INTERNATIONAL CORPORATION

By: /s/ ERIC T. LOGAN

      Eric T. Logan

      Interim Chief Financial Officer

Dated: May 21, 2003

Index to Exhibits

Exhibit Number	Description

99.1	Press Release dated May 16, 2003.